UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

BELK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina	28217-45000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 357-1000

_________________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

The information included under Item 2.03 is incorporated under this Item 1.01.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Note Purchase Agreement

On December 14, 2011, Belk, Inc. (“Belk”) entered into a Note Purchase Agreement among Belk, certain subsidiaries of Belk (the “Obligors”) and the purchasers named therein. Pursuant to the terms of the Note Purchase Agreement, the Obligors issued and will sell $100,000,000 aggregate principal amount of unsecured senior notes to the purchasers, consisting of $100,000,000 of 5.21% Senior Notes, due January 25, 2022. Funding of the Senior Notes will occur on January 25, 2012.

The Obligors may, at their option and upon notice to Senior Note holders, prepay at any time all, or from time to time any part of, the Senior Notes, in an amount not less than $10,000,000 in the case of partial prepayment, for the sum of the 100% of the principal amount so prepaid, accrued and unpaid interest, and the Make-Whole Amount, if any.

The Note Purchase Agreement contains customary restrictive covenants pertaining to management and operations of Belk and its subsidiaries, including limitations on debt, on liens, on transactions with affiliates and on mergers, consolidations and sale of assets. The Note Purchase Agreement includes certain financial covenants that require, among other things, the maintenance of a leverage ratio of less than or equal to 4.25 to 1.00 and a minimum fixed charged coverage ratio of 1.75 to 1.00. The leverage ratio is calculated, as of any fiscal quarter end, as the sum of funded debt and eight times rental expense divided by EBITDAR for the period of the four most recent fiscal quarters. The fixed charge coverage ratio is calculated, as of the end of any fiscal quarter, as EBITDAR for the period of the four most recent fiscal quarters divided by the sum of interest expense and rental expense for the same four-quarter period.

The Note Purchase Agreement also includes customary events of default, including, but not limited to, the failure to pay any interest or principal when due, the failure to perform covenants of this agreement, incorrect or misleading representations or warranties, insolvency or bankruptcy, the occurrence of certain ERISA events, and certain judgment defaults.

The proceeds will be used to prepay existing indebtedness.

The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the Note Purchase Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

First Amendment to Third Amended and Restated Credit Agreement

In connection with the Note Purchase Agreement, Belk entered into a First Amendment to the Third Amended and Restated Credit Agreement (the “Amendment”) with Wells Fargo Bank, National Association, Bank of America, N.A. and the other lenders referred to therein. The Amendment makes certain changes with respect to the new Senior Notes.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Note Purchase Agreement, dated as of December 14, 2011, by and among Belk, Inc. and certain subsidiaries of Belk, Inc., as obligors, and the purchasers referred to therein

10.2	First Amendment to the Third Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, Bank of America, N.A. and the other lenders referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELK, INC.

Date: December 20, 2011	By:	/s/ Ralph A. Pitts
Ralph A. Pitts, Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note Purchase Agreement, dated as of December 14, 2011, by and among Belk, Inc. and certain subsidiaries of Belk, Inc., as obligors, and the purchasers referred to therein

10.2	First Amendment to the Third Amended and Restated Credit Agreement with Wells Fargo Bank, National Association, Bank of America, N.A. and the other lenders referred to therein.